UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	December 23, 2010

Minden Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Louisiana	333-169458	90-0610674
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 MBL Bank Drive, Minden, Louisiana	71055
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(318) 371-4156

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)	Not applicable.
(b)
On December 23, 2010, A. Loye Jones resigned his position as a member of the Board of Directors of Minden Bancorp, Inc. (the “Company”), effective as of such date. Mr Jones also resigned, effective as of December 23, 2010, from the Boards of Directors of Minden Mutual Holding Company (“MHC”), Minden Bancorp, Inc. (a federal corporation) (“Bancorp”), and MBL Bank.

(c)	Not applicable.
(d)	Not applicable.
(e)	Not applicable.
(f)	Not applicable.

Item 8.01              Other Events.

On December 30, 2010, Bancorp, Inc., the existing holding company for MBL Bank, announced that the Plan of Conversion and Reorganization (“Plan of Conversion”) pursuant to which the MHC will undergo a second-step conversion from the mutual holding company form of organization to the fully stock holding company form of organization was approved by both the members of the MHC and the shareholders of Bancorp at separate special meetings held on December 23, 2010. Under the terms of the Plan of Conversion, upon completion of the second-step conversion of the MHC, the Company will become the holding company for MBL Bank through a series of steps including the merger of Bancorp with and into the Company.

Bancorp also announced that the Company has received orders to purchase common stock sufficient to complete the offering being conducted in connection with the second-step conversion of the MHC.  A total of 1,394,316 shares of common stock (including 55,772 shares being purchased by the Minden Bancorp, Inc. Employee Stock Ownership Plan), which is between the midpoint and the maximum of the offering range, will be sold in the subscription and community offerings at $10.00 per share.  The conversion and offering are expected to be completed as of the close of business on January 4, 2011. In addition, each share of Bancorp common stock, other than shares held by the MHC and treasury shares which will be cancelled, will be converted into the right to receive 1.7427 shares of Company common stock. As result, approximately 984,953 shares of Company common stock will be issued in the exchange, provided that cash-in-lieu of fractional shares will be issued based on the offering price of $10.00 per share.

A copy of Bancorp’s press release is attached as Exhibit 99.1 and incorporated by reference.

Item 9.01              Financial Statements and Exhibits

(a)           Not applicable.
(b)           Not applicable.
(c)           Not applicable.
(d)           Exhibits.

The following exhibit is filed herewith.

Exhibit Number	Description
99.1	Press release dated December 30, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MINDEN BANCORP, INC.

Date: December 30, 2010	By:	/s/ Jack E. Byrd, Jr.
Jack E. Byrd, Jr.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release dated December 30, 2010